Exhibit 21.1
AGILON HEALTH, INC.
SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
agilon Equity PPCP Holdings, LLC	Delaware
agilon health Catalyst Health Network ACO, Inc.	Ohio
agilon health Coastal DCE, Inc.	South Carolina
agilon health Coastal ACO, Inc.	Hawaii
agilon health Columbus Ohio ACO, Inc.	Ohio
Agilon Health Holdings, Inc.	Delaware
agilon health Kentucky ACO, Inc.	Kentucky
agilon health of California, Inc.	Delaware
agilon health management, inc.	Delaware
agilon health India Private Limited	India
Agilon Health Intermediate Holdings, Inc.	Delaware
agilon health Mid-Atlantic ACO, Inc.	North Carolina
agilon New York Holdco, Inc.	New York
agilon health Michigan ACO, Inc.	Michigan
agilon health Northeastern ACO, Inc.	New York
agilon health Northeast Ohio ACO, Inc.	Ohio
agilon health Ohio ACO, Inc.	Ohio
agilon health Pennsylvania ACO, Inc.	Pennsylvania
agilon health Technology Corporation (fka My Personal Health Record Express, Inc.)	Delaware
My Personal Health Record Express India Pvt. Ltd. (India)	India
My Personal Health Record Express Pte. Ltd. (Singapore)	Singapore
My Personal Health Record Express PTY Ltd. (Australia )	Australia
My Personal Health Serviços De Informática S.A. (Brazil)	Brazil
agilon health Texas ACO, Inc.	Texas
Arkansas agilon Holdco, Inc.	Arkansas
Arkansas RBE, Inc.	Arkansas
Buffalo IPA, Inc.	New York
Buffalo RBE, Inc.	New York
Cal Care IPA, Inc.	California
Central Illinois RBE, Inc.	Illinois
Connecticut Holdco, Inc.	Connecticut
Connecticut RBE, Inc.	Connecticut
Core Care Holdings, Inc.	Ohio
Core Care Select – Akron, Inc.	Ohio

Core Care Select – Columbus, Inc.	Ohio
Core Care Select – Dayton, Inc.	Ohio
Core Care Select – Southeast Ohio, Inc.	Ohio
Core Care Select – Toledo, Inc.	Ohio
Core Care Select West Ohio, Inc.	Ohio
Core Care Select, Inc.	Ohio
Cyber Pro Systems, Inc,	California
Georgia Holdco, LLC	Georgia
Georgia RBE - Northeast, LLC	Georgia
Illinois Holdco, Inc.	Illinois
Kentucky Holdco, Inc.	Kentucky
Kentucky RBE, Inc.	Kentucky
Kentucky - SE RBE, Inc.	Kentucky
Laukahi Physician Network, LLC	Delaware
Lineage Investments, Inc.	California
Los Angeles Medical Center IPA	California
Maine Holdco, Inc.	Maine
Maine RBE, Inc.	Maine
Michigan Holdco, Inc.	Michigan
Michigan RBE, Inc.	Michigan
Michigan RBE – UP, Inc.	Michigan
Minnesota Holdco, Inc.	Minnesota
Minnesota – Twin Cities RBE, Inc.	Minnesota
New Hampshire Holdco, Inc.	New Hampshire
New Hampshire RBE, Inc.	New Hampshire
North Carolina Holdco, LLC	North Carolina
North Carolina RBE, Inc.	North Carolina
North Carolina RBE - Greensboro, LLC	North Carolina
North Carolina RBE - Piedmont, Inc.	North Carolina
North Carolina RBE - Pinehurst, Inc.	North Carolina
Oklahoma Agilon Holdco, Inc.	Oklahoma
Oklahoma RBE, Inc.	Oklahoma
Pennsylvania Holdco, LLC	Pennsylvania
Pennsylvania RBE – Central, LLC	Pennsylvania
Pittsburgh RBE, Inc.	Pennsylvania
Population Health, LLC	Ohio
Primary Provider Management Co., Inc.	California
South Carolina Holdco, LLC	South Carolina
South Carolina RBE, Inc.	South Carolina
South Carolina RBE-Liberty, Inc.	South Carolina
South Carolina RBE - West, LLC	South Carolina
Syracuse IPA, Inc.	New York
Tennessee Holdco, Inc.	Tennessee

Tennessee RBE, Inc.	Tennessee
Texas East RBE, Inc.	Texas
Texas Holdco, Inc.	Texas
Texas RBE, Inc.	Texas
Texas RBE – Dallas, Inc.	Texas
Vantage Care, Inc.	California
Vantage Care Holdings, LLC	California
Vantage Medical Group, Inc.	California
Vector Cal Care Parent, Inc.	California
Vector LAMC Parent, Inc.	California
Vector Vantage Parent, Inc.	California
Wisconsin Holdco, Inc.	Wisconsin
Wisconsin RBE, Inc.	Wisconsin